Exhibit 10.3
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MEREDITH
Management Incentive Plan
(As amended August 14, 1972)

MEREDITH MANAGEMENT INCENTIVE PLAN


SECTION 1

Introduction

1.1. Purposes. MEREDITH MANAGEMENT INCENTIVE PLAN - referred to below as the "plan" - has been established by MEREDITH CORPORATION (formerly known as "Meredith Publishing Company") - referred to below as the "company" - for the following purposes:

(a) To provide greater incentive for participants in the plan to attain and maintain the highest standards of managerial performance by rewarding them with compensation, in addition to their regular salaries, in proportion to the success of the company and participants' respective contributions to such success;

(b) To attract and retain in the employ of the company and its subsidiaries persons of outstanding competence; and

(c) To relate the total compensation of participants more closely to the progress and prosperity of the company and its shareholders.

1.2. Effective Date and Fiscal Year. Subject to approval thereof by the shareholders of the company, the plan shall be effective July 1, 1966. The term "fiscal year", as used in the plan, means the annual fiscal period from time to time employed by the company for the purpose of reporting earnings to shareholders.

1.3. Administration. The plan will be administered by a committee - referred to below as the "committee" - consisting of the Compensation Committee of the Board of Directors of the company. The committee from time to time may delegate the performance of certain ministerial functions in connection with the plan, such as the keeping of records, to such person or persons as the committee may select. The costs of administration of the plan will be paid by the company. Any notice required to be given to, or any document required to be filed with, the committee will be properly given or filed if mailed or delivered to the secretary of the company.


SECTION 2

Eligibility and Participation

2.1. Persons Eligible for Active Participation. Participation in the plan will be limited to those key employees (including officers) of the company and its subsidiaries who, from time to time, shall be selected as participants, and notified in writing of such selection, by the committee. It is intended that only those employees of the company and its subsidiaries who, in the judgment of the committee, can materially affect, and are primarily responsible for, the profits of the company and its subsidiaries will be selected as participants.

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2.2. Participants.  The term "participant", as used in the plan, shall include both active participants and inactive participants, as defined below.

2.3. Active Participants. For each fiscal year, beginning with the first fiscal year ending after the effective date of the plan, there shall be a group of active participants. "Active participants" for any fiscal year shall consist of those persons eligible for active participation who shall have been designated as active participants and notified of that fact by the committee. Persons who are active participants for any fiscal year may be designated by the committee and notified of that fact by the committee at any time before or during such fiscal year. Only active participants for any particular fiscal year will be eligible for an award out of the incentive compensation fund, if any, for that fiscal year. Once an eligible employee has been notified by the committee that he is an active participant for a particular fiscal year, he will remain an active participant for all purposes of the plan until the first to occur of:

(a) the end of such fiscal year; and

(b) the date he resigns or is dismissed from the service of the company and its subsidiaries.

Active participants will be selected and notified of such selection for each fiscal year, and selection as an active participant for one fiscal year will not confer upon any person a right to be an active participant in any subsequent fiscal year, nor will it confer upon him any right to receive any incentive compensation award or any other amount, other than amounts actually awarded to him by action of the committee, together with any additions thereto, and then only subject to all of the terms and conditions of the plan.

2.4. Inactive Participants. For each fiscal year of the company, beginning with the second fiscal year ending after the effective date, there also may be a class of inactive participants. "Inactive participants" for any year shall consist of those persons (including active participants for such year and beneficiaries of deceased participants) for whom an unpaid incentive compensation award shall have been made for a prior fiscal year.


SECTION 3

Incentive Compensation Fund

3.1. Determination of Incentive Compensation Fund. There shall be no incentive compensation fund for any fiscal year in which dividends are not paid on common stock of the company.

The tentative amount of the incentive compensation fund for any fiscal year ended before June 30, 1972 was determined in accordance with the provisions of the plan as of the effective date. For the fiscal year ending June 30, 1972, if dividends are paid on common stock of the company during that year, and for each subsequent fiscal year in which such dividends are paid, the tentative amount of the incentive compensation fund shall be an amount equal to 4 per cent of the adjusted consolidated net earnings of the company (as defined below) for that year.



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The committee shall report in writing to the Board of Directors the amount of such tentative incentive compensation fund as soon as practicable after such amount has been determined. At the meeting of the Board of Directors coincident with or next following receipt by it of the committee's report of the tentative amount of the incentive compensation fund for that year, the Board of Directors shall have the power to reduce (but not to increase) the tentative amount reported to it by the committee. If the Board of Directors reduces the tentative amount of the incentive compensation fund for that year, prompt written notice of such reduction shall be given to the committee by the Secretary of the company and the reduced amount shall be the incentive compensation fund for the year. If the Board of Directors fails to reduce the tentative amount reported to it by the committee, then the tentative amount as determined by the committee shall be the incentive compensation fund for the year.

3.2. Adjusted Consolidated Net Earnings. The "adjusted consolidated net earnings" of the company for any fiscal year shall be the net earnings of the company and its subsidiaries on a consolidated basis before federal, state, and foreign taxes on income and before allowance for any incentive compensation fund for such fiscal year under the plan, as determined by the independent auditors of the company, excluding the amount of such unusual items of income or loss as, in the discretion of the committee, should not be included in such fiscal year's earnings for purposes of the plan.


SECTION 4

Allocation of Incentive Compensation Fund

4.1. Allocation of Incentive Compensation Fund for Each Fiscal Year. The allocation of the incentive compensation fund for any fiscal year ended before June 30, 1972 was made in accordance with the provisions of the plan as of the effective date. For each subsequent fiscal year that an incentive compensation fund is established in accordance with Section 3, the amount of such incentive compensation fund will be allocated and credited to the accounts of participants in the following manner and order:

(a) First, out of such incentive compensation fund, if the chief executive officer of the company shall be an active participant for such year, the members of the committee (exclusive of the chief executive officer if he is a committee member) shall determine the amount, if any, to be awarded to the chief executive officer for such year.

(b) Then, the balance of such incentive compensation fund remaining after application of (a) above shall be allocated among and awarded to active participants (other than the chief executive officer) for such year, in such amounts and proportions as the committee shall determine.

4.2. Limits of Committee's Discretion in Allocations. In making any allocations in accordance with subsection 4.1 for any year, the discretion of the members of the committee qualified to act shall be absolute, and no active participant for any year, by reason of his designation as such, shall be entitled to any particular amount or any award whatsoever, except that:

(a) The entire incentive compensation fund for any year, as finally established, must be allocated and awarded in accordance with subsection 4.1 by

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not later than the last day of the third month following the close of the year for which that incentive compensation fund was established, and each participant in the plan must be notified in writing by the committee of the committee's actions, insofar as they affected such participant, by not later than the last day of the fourth month following the close of the year for which the incentive compensation fund was established (provided that if the plan is amended by the Board of Directors and, because of the provisions of subparagraph (a) of Section 7, some or all of the changes to be effected by the amendment are subject to prior approval of the stockholders of the company, or are properly subject to the prior approval of any governmental agency or body, the respective periods of time in which the incentive compensation fund must be allocated and awarded, and participants notified, under this subparagraph, shall be extended thirty days and sixty days, respectively, beyond the date all such approvals have been obtained, if later than the periods of time otherwise required for such action); and

(b) Any deferred allocation or award made to any participant will be considered to have been made and entered upon his accounts as of the first day of the fiscal year following the year for which it is made regardless of any delay on the part of the committee in making any final determinations under this Section.


SECTION 5

Manner of Payment and Accounting for Deferred Awards

5.1. Time and Manner of Payment. At the time an incentive compensation award is made, the committee shall have exclusive discretion to determine the time of payment of such award to the active participant concerned (or, in case he shall have died, to his beneficiary). Any part or all of an incentive compensation award may be paid as soon as practicable following the making of the award, or may be deferred for later payment in a lump sum, or later commencement of payment in a series of installments, equal or otherwise. However, any part of an incentive compensation award to paid within the 12 month period next following the end of the fiscal year for which the award is made shall be paid in cash. If the committee determines that part or all of an incentive compensation award for any participant shall be paid more than 12 months after the end of the fiscal year for which the award is made, the participant may irrevocably elect, in accordance with rules established by the committee, that the amount so payable (referred to below as a "deferred award") be:

(a) Converted into that number of whole shares of common stock of the company which can be obtained by dividing the amount of such award by the closing price for such stock quoted on the New York Stock Exchange on the date the election is made (or the most recent closing price for such stock preceding such date in the event prices were not quoted on the date of election); or

(b) Paid in cash,and thereafter such deferred award (or the proceeds thereof) will be accounted for under the plan in the manner contemplated by subsection
5.2. If the participant fails to exercise such election in the manner and within the period prescribed by the rules established by the committee, such deferred award shall be paid in cash. In the event that installment payments of a deferred award are to be made, the period over which installments may be made shall not extend beyond a period equal to the lesser of:


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(i) twenty years following the close of the year for which the award was made;
or

(ii) the life expectancy of the participant concerned as of the close of that fiscal year, based upon recognized average life expectancy tables adopted by the committee from time to time for this purpose.

The committee's decision with respect to the time of payment of the incentive award for any participant for any year shall be communicated to him at the time he is advised of his award by the committee, and thereafter the time of payment of such incentive award shall not be changed except by mutual agreement between the participant involved and the committee. Each award to a participant for any fiscal year will be paid to him (whether all or any portion thereof is paid immediately or deferred for later payment to him) by the one of the company and its subsidiaries by which he shall have been employed during the fiscal year for which the award was made, except that if he shall have been employed by more than one of the company and its subsidiaries during such year, such award shall be paid to him by the employing entities by which he was employed, pro rata, according to the amounts of the respective base salaries paid to him by such employing entities. For purposes of the preceding sentence, "base salary" means the fixed amount paid in cash to an active participant at stated intervals by the company and its subsidiaries, and does not include any other compensation of any kind.

5.2. Accounting for Deferred Awards. At the time an incentive compensation award first is made to an active participant under subparagraphs 4.2(b) and
(c), payment of which is to be deferred, and each time thereafter that an additional deferred award is made to him, the committee will establish accounts in the name of such participant with respect to each such award as follows:

(a) Deferred Awards Converted Into Company Stock. The committee will establish two accounts. One of such accounts - referred to below as a "stock account" - will reflect any deferred and unpaid portion of the participant's award for that fiscal year which he has irrevocably elected to have converted into shares of common stock of the company in accordance with subparagraph 5.1(a). The other account - referred to below as a "dividend equivalent account" - will reflect any balance of his deferred award for that fiscal year which could not be converted into a whole share of stock of the company at the time of the award, and any dividends subsequently credited with respect to stock held in the stock account reflecting the deferred award of the participant for any particular fiscal year. During each fiscal year that a dividend on common stock of the company is paid to shareholders of the company, a dividend equivalent, based on the number of shares then in his stock account, will be credited to a participant's dividend equivalent account as of the date of payment of any cash dividend to shareholders. As of the close of each fiscal year of the company, the amount in a participant's dividend equivalent account will be converted into that number of additional whole shares which can be obtained by dividing the amount in such dividend equivalent account as of the close of such year by the closing price for such stock quoted on the New York Stock Exchange on the last business day of such fiscal year. As of the beginning of the next succeeding fiscal year, such participant's dividend equivalent account and such participant's stock account for the incentive compensation award for any prior year will be appropriately credited and charged to reflect such conversion of his dividend equivalent account into additional shares of stock. In the event that, following the establishment of a deferred award for any fiscal year, the common stock of the company is split,

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stock dividends are declared, or the common stock capital structure of the company is changed in any other way, each stock account held in the name of the participant will be appropriately adjusted to reflect any such split, stock dividend or change of capital structure. Any distribution from a particular stock account will be charged to that account and will be accompanied by a concurrent payment and proportionate charge to the dividend equivalent account established in conjunction with such stock account.

(b) Deferred Awards to be Paid in Cash. The committee will establish one account in the name of the participant - referred to below as his "cash account" - which will reflect the unpaid cash amount of the participant's deferred award for the particular fiscal year. A participant's cash account for any fiscal year for which an award was made to him will be charged with any payment of his deferred award for such year when such payment is made.

5.3. Designation of Beneficiaries. Each participant from time to time may name any person or persons (who may be named contingently or successively) to whom any amounts from time to time standing to his credit under the plan shall be paid in case of his death before receipt by him of such amounts. Each designation will revoke all prior designations by the same participant, shall not require the consent of any previously named beneficiary, shall be in form prescribed by the committee, and will be effective only when filed in writing with the secretary of the company during the participant's lifetime. If a deceased participant shall have failed to name a beneficiary as provided above, or if the beneficiary named by a deceased participant dies before him or before complete distribution of the amounts which such deceased beneficiary was designated to receive, the committee, in its discretion, may direct distribution of any such amount remaining from time to time to either:

(a) any one or more or all of the next of kin (including the surviving spouse) of the participant, and in such proportions as the committee determines; or

(b) the legal representative or representatives of the estate of the deceased participant.

The person or persons to whom a deceased participant's credits under the plan are payable under this subsection will be referred to as the "beneficiary" of the participant.

5.4. Status of Beneficiaries. Following a participant's death, his beneficiary will be considered and treated as a participant for all purposes of the plan, except that:

(a) the beneficiary of a deceased participant cannot designate a beneficiary under subsection 5.2; and

(b) unless the beneficiary also is an employee of the company and its subsidiaries, a beneficiary of a deceased participant cannot be an active participant for any year following the year in which the deceased participant's death occurred.

5.5. Non-Assignability and Facility of Payment. Amounts payable to participants and their beneficiaries under the plan are not in any way subject to their debts and other obligations, and may not be voluntarily or involuntarily sold, transferred or assigned. When a participant or the beneficiary of a participant is under legal disability, or in the committee's opinion is in any way incapacitated so as to be unable to manage his financial

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affairs, the committee may direct that payments shall be made to the participant's or beneficiary's legal representative, or to a relative or friend of the participant or beneficiary for his benefit, or the committee may direct the payment or distribution for the benefit of the participant or beneficiary in any manner that the committee determines.

5.6. Effect of Termination of Employment. In the event the employment of a participant with the company and its subsidiaries is terminated for reasons other than:

(a) his death;

(b) his retirement in accordance with the pension plan maintained by the company and certain of its subsidiaries;

(c) disability (as defined below); or

(d) because of the dissolution, merger, consolidation or reorganization of any employing entity which theretofore shall have become obligated to make a deferred payment to him under the plan, or because of the sale of all or substantially all of the assets of any such employing entity;
within two years following the end of any fiscal year for which a deferred award shall have been made to him in accordance with this Section, any stock, dividend equivalent, or cash accounts which shall have been established for him during such two year period shall be forfeited by him. "Disability" for purposes of this plan shall consist of an incapacity (physical or mental) of a participant to perform the duties last assigned to him by the company, as determined by the committee in its sole discretion.


SECTION 6

Miscellaneous

6.1. Obligations of Participants and Beneficiaries. Each participant and each beneficiary of a deceased participant shall file with the committee from time to time in writing his post office address and each change of post office address, and any communication, statement or notice addressed to a participant or beneficiary at his last post office address filed with the committee, or if no such address was filed with the committee then at his last post office address as shown on the company's (or any subsidiary's) records, shall be binding upon the participant or his beneficiary for all purposes of the plan, and neither the company and its subsidiaries nor the committee shall be obligated to search for or ascertain the whereabouts of any participant or beneficiary. Participants and their beneficiaries also must furnish to the committee such other evidence, data or information as it considers necessary or desirable for the purpose of administering the plan.

6.2. Gender and Number. For purposes of the plan, words in the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

6.3. Rules. The committee may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the plan.


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6.4. Manner of Action by Committee. A majority of the members of the committee qualified to act on any particular question may act by meeting or by writing signed without meeting, and may execute any instrument or document required by signing one instrument or document or concurrent instruments or documents.

6.5. Reliance Upon Advice. Each, the Board of Directors and the committee, may rely upon any information furnished to it by any officer of the company or by the company's independent auditors, and may rely upon any advice given by such auditors or counsel, in connection with the administration of the plan, and shall be fully protected in relying upon such information or advice. No member of the Board of Directors or the committee shall be liable for any act or failure to act of any other member, or of any officer, agent or employee of the Board of Directors or the committee, as the case may be, or for any act or failure to act on his part, excepting only any acts done or omitted to be done by him in bad faith.

6.6. Taxes. The company shall be entitled to pay, or withhold with respect to, any estate, inheritance, income or other tax, charge or assessment attributable to any amounts payable under the plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the company may defer making payment of any benefit with respect to which any such tax, charge or assessment question may be pending unless and until indemnified to its satisfaction.

6.7. Rights of Participants. Employment rights of participants with the company and its subsidiaries shall not be enlarged by reason of establishment of the plan. Nothing contained in the plan shall require the company to segregate or earmark any assets, funds or property for the purpose of payment of any amounts which may have been deferred for future payment. Any decision made by the Board of Directors or the committee, which is within the sole and uncontrolled discretion of either, shall be conclusive and binding upon the other and upon all other persons whomsoever.


SECTION 7

Amendment and Termination

Because unforeseen circumstances may make it undesirable to continue the plan in any form, or to continue it without change, the Board of Directors must necessarily reserve and has reserved the right to amend the plan from time to time and to terminate the plan at any time, except that:

(a) No such amendment, without the approval of the stockholders of the company, shall have the effect of increasing the amount of the incentive compensation fund for any year beyond the maximum limits of what such incentive compensation fund could have been had such amendment not been adopted; and

(b) No such amendment or any termination of the plan shall change the terms and conditions of payment of any incentive award theretofore made to a participant without the consent of the participant concerned, nor shall any termination of the plan eliminate any obligations of any employing entity or any participant which theretofore shall have arisen under the plan.




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